Exhibit 99.1

Amplify Energy Appoints Clint Coghill to Board of Directors

HOUSTON, May 19, 2025 – Amplify Energy Corp. (NYSE: AMPY) (“Amplify” or the “Company”) today announced that it has appointed Clint Coghill to its Board of Directors (“the “Board”) as Lead Independent Director, effective May 16, 2025. In connection with Mr. Coghill’s appointment, the Company entered into a cooperation agreement with Mr. Coghill and his affiliates Stoney Lonesome HF, LP and The Drake Helix Holdings, LLC (collectively, “Stoney Lonesome”), the beneficial owners of approximately 7% of the Company’s outstanding shares.

Mr. Coghill will serve as a member of the Board’s Compensation Committee and be included in the Board’s slate of nominees up for election at the Company’s upcoming 2025 Annual Meeting of Stockholders.

“We appreciate the constructive dialogue we have had with Clint and are pleased to welcome him to the Board,” said Chris Hamm, Chairman of Amplify. “We believe Clint’s business and financial expertise and strong shareholder perspective will be invaluable assets to the Company and we look forward to working with him.”

Clint Coghill, the Chief Investment Officer of Stoney Lonesome, said, “I’m pleased to join the Board of Amplify and look forward to working with Amplify’s Board and management team to help the Company achieve its potential and drive shareholder value.”

In connection with the cooperation agreement, Stoney Lonesome has agreed to a customary standstill, voting and other provisions. The cooperation agreement will be included as an exhibit to a Current Report on Form 8-K, which the Company will file with the U.S. Securities and Exchange Commission.

Kirkland & Ellis LLP served as legal counsel to Amplify.

About Clint Coghill

Clint Coghill brings more than 30 years of experience as a successful money manager, software entrepreneur, and philanthropist. Mr. Coghill is the Founder of Backstop Solutions Group, LLC, an industry-leading service company redefining the way firms operate in private markets and reshaping the institutional investment industry. From 2003 to 2021, Mr. Coghill served as Chairman of the Board and Chief Executive Officer of Backstop Solutions Group, LLC from 2013 until its sale to ION Analytics in 2021, where he then was the Head of the Investor Segment until early 2025. Prior to that, he served as President and Chief Investment Officer of Coghill Capital Management, LLC. Mr. Coghill currently serves as the chairman of the board of the Coghill Family Foundation and serves on the board of directors of New Moly, LLC. Mr. Coghill holds a B.A. in Business Administration from the University of Arizona and an M.B.A. from the London Business School.

About Amplify Energy

Amplify Energy Corp. is an independent oil and natural gas company engaged in the acquisition, development, exploitation and production of oil and natural gas properties. Amplify’s operations are focused in Oklahoma, the Rockies (Bairoil), federal waters offshore Southern California (Beta), East Texas / North Louisiana, and the Eagle Ford (Non-op). For more information, visit www.amplifyenergy.com.

Forward-Looking Statements

This press release includes “forward-looking statements.” All statements, other than statements of historical fact, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Terminology such as “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about the Company’s upcoming 2025 Annual Meeting of Stockholders, expectations of plans, goals, strategies (including measures to implement strategies), objectives and anticipated results with respect thereto. These statements address activities, events or developments that we expect or anticipate will or may occur in the future, including things such as projections of results of operations, plans for growth, goals, future capital expenditures, competitive strengths, references to future intentions and other such references. These forward-looking statements involve risks and uncertainties and other factors that could cause the Company’s actual results or financial condition to differ materially from those expressed or implied by forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Company and its affiliates. Please read the Company’s filings with the Securities and Exchange Commission (the “SEC”), including “Risk Factors” in the Company’s Annual Report on Form 10-K, and if applicable, the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are available on the Company’s Investor Relations website at https://www.amplifyenergy.com/investor-relations/default.aspx or on the SEC’s website at http://www.sec.gov, for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements in this press release are qualified in their entirety by these cautionary statements. Except as required by law, the Company undertakes no obligation and does not intend to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Contacts

Amplify Energy

Jim Frew -- Senior Vice President and Chief Financial Officer

(832) 219-9044

jim.frew@amplifyenergy.com

Michael Jordan -- Director, Finance and Treasurer

(832) 219-9051

michael.jordan@amplifyenergy.com

FTI Consulting

Tanner Kaufman / Brandon Elliott / Rose Zu

amplifyenergy@fticonsulting.com